Exhibit 99.1

September 29, 2005

Dr. E. Linn Draper, Jr.

Chairman of the Board

Northwestern Corporation

125 South Dakota Ave., Suite 1100

Sioux Falls, SD 57104

Via Facsimile: (512) 391-2965

Dear Dr. Draper:

As we have indicated on several occasions since we publicly expressed our interest on June 30, 2005, Montana Public Power, Incorporated (“MPPI”) remains committed to acquiring NorthWestern Corporation (“NorthWestern”).

Since the original announcement of our offer, MPPI has been working diligently to address the concerns raised publicly by NorthWestern, and has been in regular dialogue with a number of NorthWestern’s major shareholders.

Through these discussions, we have developed the attached term sheet which provides additional details of our proposal to acquire 100% of the stock of NorthWestern. We have also attached a revised commitment letter from Citigroup Global Markets Inc. for the related financing.

You should be aware that we have obtained a ratings assessment from Fitch Ratings, which indicates that MPPI is capable of achieving an investment grade credit rating.

We have received indications from shareholders representing approximately 50% of the outstanding shares of NorthWestern that they are supportive of the proposal.

In an attempt to allow you the opportunity to consider our proposal in private, MPPI has not yet formally approved a revised offer at a public board meeting. However, the specific terms of the proposal have been discussed with each MPPI board member and MPPI is prepared to meet to take up its formal approval at any time upon request. MPPI is able to call special board meetings upon 48 hours notice.

We continue to believe that our proposal offers clear value and certainty to NorthWestern’s shareholders. We hope that you consider this proposal in the same constructive manner with which it has been prepared. Our intent is to proceed on a friendly and cooperative basis. We are available at any time to meet with you or your representatives to discuss any aspect of this proposal. Please contact me at (406) 258-4601, or Roger Wood at Rothschild at (917) 287-1732, to discuss. We look forward to hearing from you.

Sincerely,

/s/ Mike Kadas
Mike Kadas, Chair
Montana Public Power, Incorporated

cc:	Howard Kagan, Harbert Management Corp.
James Metcalfe, Lehman Brothers Inc.

Citigroup Global Markets Inc.

390 Greenwich Street

New York, New York 10013

September 21, 2005

Montana Public Power, Incorporated

208 North Montana

Helena, Montana 59601

Attention: Honorable Mike Kadas, Chair

$1,175,956,255

30-day credit facility

COMMITMENT LETTER

Ladies and Gentlemen:

We make reference to the Commitment Letter, dated July 7, 2005 (the “July 7th Commitment Letter”), as amended and restated by the Commitment Letter, dated July 28, 2005 (the “July 28th Commitment Letter”), as further amended and restated by the Commitment Letter, dated August 25, 2005 (the “August 25th Commitment Letter”), whereby Citigroup Global Markets Inc. (“CGMI”), on behalf of Citigroup (as defined below), informed Montana Public Power, Incorporated (the “Company”) of Citigroup’s commitment to provide the Company the entire amount of a $1,175,956,255, 30-day credit facility (the “Facility”), the proceeds of which would be used to finance the acquisition by the Company (the “Acquisition”) of all outstanding common stock of NorthWestern Corporation, a Delaware corporation (the “NW”), subject to the terms and conditions described in the August 25th Commitment Letter. For purposes of this letter (the “Commitment Letter”). “Citigroup” means CGMI, Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to consummate the transactions contemplated herein.

Pursuant to Section 2 of the August 25th Commitment Letter, Citigroup’s commitment to extend credit provided that the commitment would expire on September 28, 2005, subject to extensions of such date as provided therein.

You have requested that we amend and restate the August 25th Commitment Letter in its entirely to extend the date of the commitment set forth in the August 25th Commitment Letter. CGMI, on behalf of Citigroup, is pleased to inform the Company of the extension of Citigroup’s commitment to provide the Company with the entire amount of the Facility, subject to the terms and conditions described herein.

Citigroup Global Markets Inc.  390 Greenwich Street New York, NY 10013

Please note that whereas Citigroup’s commitment is for $1,175,956,255 as described herein, Citigroup is prepared to consider other structures that may better accomplish the Company’s objectives.  Citigroup is prepared to consider holding and not syndicating all or a substantial amount of the total financing as a bridge to a capital markets take-out that could be arranged by CGMI.  This could be structured to provide considerable savings to the Company because it avoids the costs associated with the syndication of a credit facility of the size being contemplated herein.

Citigroup’s commitment is designed to provide the Company with maximum flexibility. We look forward to having subsequent discussions with you to explore your objectives for amount, structure and timing of the Facility, and to develop mutually acceptable, definitive terms. Should you so desire, Citigroup is prepared to consider revising its commitment so that it better meets your objectives.

Section 1.               Conditions Precedent.  Citigroup’s commitment hereunder is subject to: (a) Citigroup’s completion of, and satisfaction in all respects with, the results of its due diligence investigation of the business, assets, operations, properties, condition (financial or otherwise), contingent liabilities, prospects and material agreements of each of the Company and NW; (b) mutual agreement on the terms, conditions and pricing for the Facility; (c) the preparation, execution and delivery of mutually acceptable loan documentation (the “Operative Documents”), including without limitation, a credit agreement incorporating terms and conditions mutually satisfactory to the parties; (d) the absence of (i) any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of NW or its subsidiaries since December 31, 2004 and (ii) any circumstances, change or condition in loan syndication, financial or capital markets generally that, in the judgment of CGMI, would materially impair syndication of the Facility; (e) the accuracy and completeness of all representations that the Company makes to Citigroup and all information that the Company furnishes to Citigroup and the Company’s compliance with the terms of this Commitment Letter; (f) the other conditions precedent to the closing of the Facility set forth in Section 4; and (g) the payment in full of all fees, expenses and other amounts payable under this Commitment Letter and certain additional fees to be agreed upon by the parties hereto.

Section 2.               Commitment Termination and Commitment Reduction.  Citigroup’s commitment hereunder will terminate on the earlier of (a) the date the Operative Documents become effective and (b) October 28, 2005, unless: (i) any fees then due and payable by the Company to Citigroup shall have been paid in full; (ii) the Company and NW shall have engaged in significant discussions of the terms of the Acquisition, as evidenced by the commencement by the Company of its due diligence; and (iii) each party agrees, in its sole discretion, to a written extension of such date for additional 30 day periods thereafter, which shall not be extended beyond December 30, 2005.  Before such date, Citigroup may terminate its commitment hereunder if any event occurs or information becomes available that, in its judgment, results or is likely to result in the failure to satisfy any condition set forth in Section 1.  Citigroup’s commitment hereunder will be reduced commensurately upon the Company’s receipt of net cash proceeds from its sale of assets to South Dakota Power Company (“SDP”) pursuant to the asset sale agreement to be entered into between the Company and SDP to govern the sale of the Company’s assets located in South Dakota and Nebraska.

Section 3.               Syndication. Citigroup reserves the right, before or after the execution of the Operative Documents, to syndicate all or a portion of its commitment to one or more other financial institutions that will become parties to the Operative Documents pursuant to a syndication to be managed by CGMI (the financial institutions becoming parties to the Operative Documents being collectively referred to herein as the “Lenders”), CGMI intends to commence syndication efforts promptly and will manage all aspects of the syndication in consultation with the Company. The Company shall take all action as CGMI may reasonably request to assist CGMI in forming a syndicate acceptable to CGMI. The assistance of the Company shall include but not be limited to: (a) making senior management and representatives of the Company and using its best efforts to make senior management and representatives of NW, available to participate in information meetings with potential Lenders at such times and places as CGMI may reasonably request; (b) using the Company’s best efforts to ensure that the syndication efforts benefit from the Company’s and NW’s lending relationships; and (c) providing CGMI with all information reasonably deemed necessary by it to successfully complete the syndication.

To ensure an effective syndication of the Facility, the Company agrees that until the termination of the syndication (as determined by CGMI), the Company will not, and will not permit any of its affiliates to, syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt security (including any renewals thereof) in the commercial bank market, without the prior written consent of CGMI; provided, however, that the foregoing shall not limit the Company’s ability to issue commercial paper, other short-term debt programs, or equity or public debt securities.

Citigroup will manage all aspects of the syndication in consultation with you, including without limitation the timing of all offers to potential Lenders, the acceptance of commitments, and the determination of the amounts offered and the compensation required.

Citigroup will act as the sole Administrative Agent for the Facility and CGMI will act as sole syndication agent. No additional agents, co-agents or arrangers will be appointed, or other titles conferred, without the consent of Citigroup.

CGMI reserves the right at any time (whether prior to or after the execution and delivery of the Operative Documents and any borrowings thereunder) to change any or all of the terms, structure, amount, tenor, or pricing (but not the aggregate amount) of the Facility if CGMI determines that such changes would be advisable in order to ensure a successful syndication of the Facility (as determined by CGMI). CGMI’s a rights under this paragraph and the remainder of this Section 3 will survive the execution of the Operative Documents and the funding of the Facility and continue in effect until such syndication efforts shall be completed (as determined by CGMI). If the Operative Documents are executed and delivered prior to the completion of such syndication efforts, the Company agrees that it will execute any amendment to such Operative Documents, as are consistent with such required regulatory approvals as have been obtained, deemed advisable by Citigroup to effect such changes and that any failure to do so shall be an event of default under the Operative Documents as though fully set forth therein.

Section 4.               Conditions to Closing the Facility. The Operative Documents will contain conditions to closing customarily found in CGMI’s loan agreements for similar acquisition financings and other conditions deemed by CGMI to be appropriate to the specific transaction and in any event including, without limitation: (a) the Company shall have received and maintained as of the closing of the Facility (the “Closing Date”) an investment grade rating from Fitch Ratings and from at least one of Moody’s Investor Service, Inc. and Standard and Poor’s Ratings Group; and the electric and gas rates (including the pass-through of power supply and fuel costs) as actually approved by all applicable public service commissions and municipal authorities shall be consistent with the facts and assumptions (including assumptions about rate and costs) presented to the national rating agencies and upon which the Company’s investment grade ratings were obtained and shall not contain any additional or different condition or requirement which is adverse to the Company in any material respect or that would call into question the investment grade rating obtained from either national rating agency that issued an investment grade rating; (b) all documentation relating to the Acquisition, including without limitation, the stock purchase agreement (the “Acquisition Agreement”), shall have been completed in form and substance satisfactory to CGMI and the Lenders and the Acquisition Agreement shall be in full force and effect on the Closing Date; no breach or default shall have occurred thereunder and the representations and warranties contained therein shall be true and correct in all material respects on the Closing Date; all conditions precedent to the Acquisition shall have been met and the Acquisition shall have been consummated in accordance with the terms of the Acquisition Agreement and all requirements of law; all documentation relating to the Facility, including the terms and conditions therein, shall be in form and substance reasonably satisfactory to Citigroup and its counsel; Citigroup shall be satisfied with the structure of the Acquisition and the Company, including without limitation, the corporate and capital structure of the Company and its subsidiaries, before and after giving effect to the Acquisition and all legal and tax aspects relating thereto; and Citigroup shall have been paid all fees then due and owed to it; and (c) all governmental, board, shareholder and third party consents, approvals (including approvals by the Montana Public Service Commission, South Dakota Public Utility Commission and Nebraska Public Service Commission) and other actions necessary in connection with the Acquisition and the Facility shall have been obtained (without the imposition of any conditions that are not reasonably acceptable to the Lenders in their sole discretion) and shall remain in effect; all applicable governmental filings shall have been made and all applicable waiting periods shall have expired without in either case any action being taken by any competent authority; and no law or regulation shall be applicable, in the judgment of the Lenders, that restrains, prevents or imposes materially adverse conditions upon the Acquisition, the Facility or the transactions contemplated thereby.

Section 5.               Indemnification.  The Company shall indemnify and hold harmless Citigroup, each Lender and each of their respective affiliates and each of their respective officers, directors, employees, agents, advisors, attorneys and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including, without limitation, in connection with or relating to any investigation, litigation or proceeding or the preparation of a defense in connection therewith), in each case arising out of or in connection with or by reason of this Commitment Letter, the Acquisition or the Operative Documents or the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Facility, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such

Indemnified Party’s gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Company, any of its directors, security holders or creditors, an Indemnified Party or any other person or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated.

No Indemnified Party shall have any liability (whether in contract, tort or otherwise) to the Company or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except to the extent such liability is determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

Section 6.       Costs and Expenses.  In consideration of the commitment hereunder, the Company shall pay, or reimburse Citigroup upon closing of the Acquisition for, all out-of pocket costs and expenses incurred by Citigroup in connection with the Facility and the preparation, negotiation, execution and delivery of this Commitment Letter, including the reasonable fees and expenses of counsel (whether incurred before or after the date hereof), filing and recordation fees and due diligence, syndication, transportation, audit and consultant costs and expenses, and all fees then due and owed to Citigroup, regardless of whether any of the transactions contemplated hereby are consummated or the closing under the Facility occurs. The Company shall also pay all costs and expenses of Citigroup (including, without limitation, reasonable fees and disbursements of counsel) incurred in connection with the enforcement of any of its rights and remedies hereunder.

Section 7.       Confidentiality.  By accepting delivery of this Commitment Letter, the Company agrees that this Commitment Letter is for the Company’s confidential use only and that neither its existence nor the terms hereof will be disclosed by the Company to any person other than the Company’s officers, directors, employees, accountants, attorneys and other advisors, agents and representatives (the “Company Representatives”), and then only on a confidential and “need to know” basis in connection with the transactions contemplated hereby. Notwithstanding the foregoing, following the Company’s acceptance of the provisions hereto as provided below and the Company’s return of an executed counterpart of this Commitment Letter to Citigroup, the Company may (a) make such public disclosures of the terms and conditions hereto as the Company is required by law, in the opinion of its counsel, to make, and (b) upon prior written notice to Citigroup, make public disclosure of the existence and amount of Citigroup’s commitment hereunder and of Citigroup’s identity as administrative agent and CGMI’s identity as sole syndication agent. Notwithstanding any other provision in this Commitment Letter, Citigroup hereby confirms that the Company and the Company Representatives shall not be limited from disclosing the U.S. tax treatment or U.S. tax structure of the Facility.

Section 8.       Representations and Warranties of the Company.  The Company represents and warrants that (a) all information that has been or will hereafter be made available to Citigroup, any Lender or any potential Lender by the Company or any of its representatives in connection with the transactions contemplated hereby is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which such statements were or are made and (b) all financial projections, if any, that have been or will be prepared by the Company and made available to Citigroup, any Lender or any potential Lender have been or will be prepared in good faith based upon assumptions that were reasonable as of the date of the preparation of such financial projections. The Company agrees to supplement the information and projections from time to time until the Operative Documents become effective so that the representations and warranties contained in this paragraph remain correct.

In providing this Commitment Letter, Citigroup is relying on the accuracy of the information furnished to it by or on behalf of the Company and its affiliates without independent verification thereof.

Section 9.               No Third Party Reliance, Etc. The agreements of Citigroup hereunder and of any Lender that issues a commitment to provide financing under the Facility are made solely for the benefit of the Company and may not be relied upon or enforced by any other person. Please note that those matters that are not covered or made clear herein are subject to mutual agreement of the parties. The Company may not assign or delegate any of its lights or obligations hereunder without Citigroup’s prior written consent. This Commitment Letter may not be amended or modified except by a written agreement executed and delivered by all parties hereto. This Commitment Letter is not intended to create a fiduciary relationship among the parties hereto.

The Company should be aware that Citigroup and/or one or more of its affiliates may be providing financing or other services to parties whose interests may conflict with the Company’s interests. Citigroup reserves the right to modify or withdraw its commitment hereunder if the proceeds of the Facility will be used to finance an acquisition, other than the Acquisition, and upon learning the identity of the person or assets to be acquired, Citigroup determines that its participation in the Facility would be contrary to its internal policies due to a conflict of interest, existing customer relationship or otherwise. Please be assured that, consistent with Citigroup’s longstanding policy to hold in confidence the affairs of its customers, neither Citigroup nor any of its affiliates will furnish confidential information obtained from the Company to any of its other customers. Furthermore, neither Citigroup nor any of its affiliates will mate available to the Company confidential information that it obtained or may obtain from any other customer.

Section 10.             Governing Law, Etc. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Commitment Letter sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto, including without limitation the July 7th Commitment Letter, the July 28th Commitment Letter and the August 25th Commitment Letter. This Commitment Letter may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Commitment Letter. Delivery of an executed counterpart of a signature page to this Commitment Letter by telecopier shall be as effective as delivery of an original executed counterpart of this Commitment Letter. Sections 3 through 8, 10 and 11 hereof shall survive the termination of Citigroup’s commitment hereunder. The Company acknowledges that information and documents relating to the Facility may be transmitted through Intralinks, the internet or similar electronic transmission systems.

Section 11. Waiver of Jury Trial. Each party hereto irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter or the transactions contemplated hereby or the actions of the parties hereto in the negotiation, performance or enforcement hereof.

Please indicate the Company’s acceptance of the provisions hereof by signing the enclosed copy of this Commitment Letter and return it to Carolyn Kee, Managing Director, Citigroup Global Markets Inc., 390 Greenwich Street, New York, New York 10013 (Fax: 212-723-8548) at or before 5:00 p.m. (New York City time) on September 28, 2005, the time at which Citigroup’s commitment hereunder (if not so accepted prior thereto) will terminate. If the Company elects to deliver this Commitment Letter by telecopier, please arrange for the executed original to follow by next-day courier.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

By	/s/ Carolyn Kee
Name: Carolyn Kee
Title: Authorized Signatory

ACCEPTED AND AGREED

on September 21, 2005

MONTANA PUBLIC POWER, INCORPORATED.

By	/s/ Michael Kadas
Name: Michael Kadas
Title: Chair